EXHIBIT 10.1

MODIFICATION AGREEMENT No. 1 TO
 LINE OF CREDIT NOTE

This MODIFICATION AGREEMENT is made as of September 30, 2016 between Infinite Group, Inc., a Delaware corporation with offices at 175 Sully’s Trail, Suite 202, Pittsford, NY 14534 (“Borrower”) and Donald W. Reeve, with an address at 7 Cross Meadow Lane, Pittsford, NY 14534 (“Lender”).

WHEREAS, the Borrower has issued to Lender a line of credit note agreement in the principal amount of up to $400,000 dated December 1, 2014, which note has a balance of $388,040 at September 30, 2016 (the “LOC Note”); and

WHEREAS, the parties desire to further modify the terms and conditions of the LOC Note as follows:

NOW, THEREFORE, the parties agree as follows:

1)
The LOC Note is modified to provide that the time at which the entire principal balance and accrued and unpaid interest shall be due and payable is January 1, 2020.

2)
Principal shall be payable monthly using an amortization schedule provided monthly by the Lender’s bank.

3)
Except as modified by this Agreement, all of the terms, covenants and conditions of the LOC Note shall remain the same.

In witness whereof, Borrower and Lender have executed this Agreement under the day and year first written above.

INFINITE GROUP, INC.

____/s/ James Villa__________________________
By: James Villa, President

DONALD W. REEVE

___/s/ Donald W. Reeve________________________
By: Donald W. Reeve